UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 25, 2004

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 25, 2004 MarkWest Energy Operating Company, L.L.C., as the borrower, MarkWest Energy Partners L.P., as a Guarantor, Royal Bank of Canada as Administrative Agent, Bank One NA, as Syndication Agent, Fortis Capital Corp., U.S. Bank National Association, Societe Generale, and Wachovia Bank, National Association, as Documentation Agents, RBC Capital Markets and J.P. Morgan Securities Inc., as Lead Arrangers and Joint Bookrunners, entered into the third amended and restated credit agreement to reduce the aggregate commitment from $315.0 million to $200.0 million with the ability to increase to $300.0 million on a one-time basis in the future.  The term of the senior secured revolving credit facility is five years.

The borrowings under our credit facility will bear interest at a variable interest rate based on one of two indices that include either (i) Libor plus an applicable margin, which shall be fixed at a rate of 2.75% for the first two quarters following the closing of the credit facility or (ii) Base Rate (as defined in the credit agreement) plus an applicable margin, which shall be fixed at a rate of 2.00% for the first two quarters following the closing of the credit facility.  After that period, the applicable margin will be adjusted quarterly based on our ratio of funded debt to EBITDA (as defined in the credit agreement).

In connection with the credit facility, we will be subject to a number of restrictions, on our business, including restrictions on our, the operating company’s and its subsidiaries; ability to grant liens on assets, merge, consolidate or sell assets, incur indebtedness (other than subordinate indebtedness), make acquisitions, engage in other business, enter into capital or operating leases, engage in transactions with affiliates, make distributions on equity interests and other usual and customary covenants.  In addition, we will be subject to certain financial maintenance covenants, including our ratios of total debt to EBITDA, total senior secured debt to EBITDA, EBITDA to interest and a minimum net worth requirement.  Failure to comply with the provisions of any of these covenants could result in acceleration of our debt and other financial obligations.

ITEM 9.01. Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description of Exhibit

99.1

Third amended and restated credit agreement dated as of October 25, 2004 among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, Bank One, N.A., as Syndication Agent, Fortis Capital Corp., as Documentation Agent, U.S. Bank National Association, as Documentation Agent, Societe Generale, as Documentation Agent, and Wachovia Bank, National Association, as Documentation Agent, RBC Capital Markets and J.P. Morgan Securities Inc., as Lead Arrangers and Joint Bookrunners, to the $200,000,000 Senior Credit Facility.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

Date: October 29, 2004	By:	/s/ JAMES G. IVEY
James G. Ivey
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Third amended and restated credit agreement dated as of October 25, 2004 among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, Bank One, N.A., as Syndication Agent, Fortis Capital Corp., as Documentation Agent, U.S. Bank National Association, as Documentation Agent, Societe Generale, as Documentation Agent, and Wachovia Bank, National Association, as Documentation Agent, RBC Capital Marketes and J.P. Morgan Securities Inc., as Lead Arrangers and Joint Bookrunners, to the $200,000,000 Senior Credit Facility.